Exhibit 99.1

News from AEP

AEP Reports Fourth Quarter and Full-Year 2025 Results, Reaffirms Long-Term Growth Outlook

•Full-year GAAP earnings of $6.70 per share and operating earnings of $5.97 per share
•56 GW of incremental load by 2030, up from 28 GW in October, all backed by signed agreements
•Opportunities identified for $5 billion to $8 billion of incremental investment beyond AEP’s $72 billion five-year capital plan
•2026 operating earnings guidance of $6.15 to $6.45 per share and long-term operating earnings growth rate of 7% to 9% reaffirmed

COLUMBUS, Ohio (Feb 12, 2026) – American Electric Power (Nasdaq: AEP) today reported fourth-quarter 2025 GAAP earnings of $582 million or $1.09 per share, compared with GAAP earnings of $664 million or $1.25 per share in fourth-quarter 2024. Operating earnings for fourth-quarter 2025 were $638 million or $1.19 per share, compared with operating earnings of $660 million or $1.24 per share in fourth-quarter 2024.

Year-end 2025 GAAP earnings were $3.58 billion or $6.70 per share, compared with GAAP earnings of $2.97 billion or $5.60 per share for year-end 2024. Year-end 2025 operating earnings were $3.19 billion or $5.97 per share, compared with operating earnings of $2.98 billion or $5.62 per share for year-end 2024. See the detailed GAAP to operating earnings reconciliation at the end of this press release.

AEP reaffirmed its 2026 operating earnings outlook of $6.15 to $6.45 per share and its long-term operating earnings growth rate of 7% to 9%. These results reflect AEP’s continued focus on developing essential infrastructure while maintaining affordability for customers.

“We delivered an exceptional year in 2025, with strong financial performance enabling us to advance infrastructure investments that are driving sustained growth,” said Bill Fehrman, AEP chairman, president and chief executive officer. “AEP is exceptionally well positioned for the future with the scale and discipline to execute large-scale infrastructure projects needed to meet unprecedented customer demand in some of the highest-growth regions in the country. We remain committed to making investments that deliver long-term value while helping keep rates affordable for our customers.”

Generational Load Growth Drives Investment

AEP continues to expand its large load customer base, with signed agreements for an additional 28 gigawatts (GW) of load since last October, bringing the incremental demand to 56 GW of new load by 2030. This incremental load has doubled since October, underscoring the confidence customers have in AEP to deliver complex projects throughout its service area. Load in AEP Texas alone has increased from 13 GW to 36 GW all backed by signed letters of agreement with well-capitalized hyperscalers and mega-sized data center developers. AEP is committed to building the necessary transmission and distribution infrastructure in Texas and is partnering with ERCOT to bring these large loads online in a timely manner and within the regulatory construct. The implementation of Texas Senate Bill 6 is expected to provide additional clarity and certainty on the timing of when these new loads will interconnect.

Additional opportunities are expanding the company’s current $72 billion five-year capital plan. AEP has identified $5 billion to $8 billion in additional transmission and generation projects. These include competitively awarded 765‑kilovolt (kV) transmission projects selected by multiple regional transmission organizations, both inside and outside AEP’s service territory. AEP was proactive in securing Bloom Energy fuel cells which has positioned the company very well to pursue early development of a generation facility project in Wyoming, backed by $2.65 billion in fuel cell purchase commitments. The investments needed to serve the additional 28 GW of load in the updated demand forecast are not included in the current capital plan or the $5 billion to $8 billion of additional investment.

AEP is also advancing multiple generation solutions to support incremental load growth. In 2025, AEP’s operating companies acquired 2.2 GW of new generation resources which provide immediate access to needed generation in high-growth regions. Additionally, AEP has secured over 10 GW of gas turbine capacity from major manufacturers, as well as strategic partnership agreements that support AEP’s industry-leading 765-kV development capabilities, enabling the company to connect new load to the grid.

In conjunction with strong financial performance, the company continues to manage its balance sheet with discipline and strength allowing for continued execution around this unprecedented growth.

Sustained Focus on Customer Affordability

AEP supports federal and state calls for action to ensure that costs for providing service to new large load customers are fairly allocated. The company has led the way in working with stakeholders to protect customers from these cost impacts.

In 2025, new rate structures were approved for AEP’s operating companies in Indiana, Ohio, Kentucky and West Virginia, requiring large load customers to pay for the new infrastructure needed to connect to the grid. Similar proposals are under review in Michigan, Oklahoma, Virginia and SWEPCO’s Texas service territory.

“AEP’s approach to large load customers is serving as a model for the industry,” Fehrman said. “Nearly two years ago, AEP proposed a first-of-its-kind rate structure to address the costs of connecting large customers to the grid. This approach is being adopted in states across the country. Through federal loans, state grants, innovative rate designs and direct bill assistance, we are working to limit bill impacts while continuing to invest in the system. In addition to delivering safe and reliable power, we remain focused on affordability and protecting residential customers from increased costs.”

Regulatory and Legislative Progress

AEP continues to make meaningful progress across its regulated jurisdictions, improving outcomes for customers while supporting long-term investment. Base rate cases have been approved or settled in Arkansas, Kentucky, Ohio and West Virginia. The company also achieved constructive legislative outcomes that are helping to reduce regulatory lag in Ohio, Oklahoma and Texas.

“AEP is making investments that we believe will benefit customers for decades to come. I have challenged and empowered our team to continue focusing on improved service for our customers. We are proud of what we accomplished in 2025, and we are committed to delivering value for our stakeholders,” Fehrman concluded.

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Fourth Quarter ended December 31			Year-to-date ended December 31
	2024	2025	Variance	2024	2025	Variance
Revenue ($ in millions):	4,696	5,314	618	19,721	21,876	2,155
Earnings ($ in millions):
GAAP	664	582	(82)	2,967	3,580	613
Operating (non-GAAP)	660	638	(22)	2,978	3,190	212

EPS ($):
GAAP	1.25	1.09	(0.16)	5.60	6.70	1.10
Operating (non-GAAP)	1.24	1.19	(0.05)	5.62	5.97	0.35
EPS based on 536 million weighted shares 4Q 2025, 533 million weighted shares 4Q 2024, 535 million weighted shares YTD 2025 and 530 million weighted shares YTD 2024.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	4Q 24	4Q 25	Variance	YTD 24	YTD 25	Variance
Vertically Integrated Utilities (a)	255	270	15	1,453	1,605	152
Transmission & Distribution Utilities (b)	183	160	(23)	726	816	90
AEP Transmission Holdco (c)	166	148	(18)	790	1,161	371
Generation & Marketing (d)	63	78	15	289	287	(2)
All Other	(3)	(74)	(71)	(291)	(289)	2
Total GAAP Earnings (Loss)	664	582	(82)	2,967	3,580	613

Operating Earnings (non-GAAP)	4Q 24	4Q 25	Variance	YTD 24	YTD 25	Variance
Vertically Integrated Utilities (a)	276	293	17	1,393	1,513	120
Transmission & Distribution Utilities (b)	191	185	(6)	802	860	58
AEP Transmission Holdco (c)	166	148	(18)	798	807	9
Generation & Marketing (d)	30	86	56	256	303	47
All Other	(3)	(74)	(71)	(271)	(293)	(22)
Total Operating Earnings (non-GAAP)	660	638	(22)	2,978	3,190	212

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes transmission-only subsidiaries and transmission-only joint ventures
d.Includes marketing, risk management and retail activities in ERCOT, MISO, PJM and SPP, and competitive generation in PJM

EARNINGS GUIDANCE
AEP management reaffirms its 2026 operating earnings guidance range of $6.15 to $6.45 per share. Operating earnings could differ from GAAP earnings for matters such as mark-to-market adjustments, divestitures, impairments or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

WEBCAST
AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.

AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding specific items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.

ABOUT AEP
American Electric Power (Nasdaq: AEP) is committed to improving our customers' lives with reliable, affordable power. We expect to invest $72 billion from 2026 through 2030 to enhance service for customers and support the growing energy needs of our communities. Our nearly 17,000 employees operate and maintain the nation's largest electric transmission system with approximately 40,000 line miles, along with more than 252,000 miles of distribution lines to deliver energy to 5.6 million customers in 11 states. AEP also is one of the nation's largest electricity producers with approximately 31,000 megawatts of diverse owned and contracted generating capacity. We are focused on safety and operational excellence, creating value for our stakeholders and bringing opportunity to our service territory through economic development and community engagement. Our family of companies includes AEP Ohio, AEP Texas, Appalachian Power (in Virginia, West Virginia and Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. AEP is headquartered in Columbus, Ohio. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.
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MEDIA CONTACT:	ANALYSTS CONTACT:
Scott Blake	Darcy Reese
Director, Media Relations	Vice President, Investor Relations
614/716-1938	614/716-2614

FORWARD-LOOKING INFORMATION

This report made by the Registrants contains forward-looking statements, and for the Registrants other than Parent, this report contains forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements in this document are presented as of the date of this document. Except to the extent required by applicable law, management undertakes no obligation to update or revise any forward-looking statement. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the economic impact of increased global conflicts and trade tensions, and the adoption or expansion of economic sanctions, tariffs, trade restrictions or changes in trade policy; inflationary or deflationary interest rate trends; new legislation or regulation adopted in the states in which we operate or federal legislation or regulation adopted that alters the regulatory framework or that prevents the timely recovery of costs and investments; volatility and disruptions in financial markets precipitated by any cause, including fiscal and monetary policy or instability in the banking industry; particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly (a) if expected sources of capital such as proceeds from the sale of tax credits and anticipated securitizations do not materialize or do not materialize at the level anticipated, and (b) during periods when the time lag between incurring costs and recovery is long and the costs are material; changing demand for electricity, including large load contractual commitments; the risks and uncertainties associated with wildfires, including damages caused by wildfires, the extent of each Registrant’s liability in connection with wildfires, investigations and outcomes associated with legal proceedings, demands or similar actions, inability to recover wildfire costs through insurance or through rates and the impact on financial condition and the reputation of each Registrant; the impact of extreme weather conditions, natural disasters and catastrophic events such as storms, hurricanes, wildfires and drought conditions that pose significant risks including potential litigation and the inability to recover significant damages and restoration costs incurred; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters, wildfires or operations; the cost of fuel and its transportation, the creditworthiness and performance of parties who supply and transport fuel and the cost of storing and disposing of used fuel, including coal ash and SNF; the availability of fuel and necessary generation capacity and the performance of generation plants; the ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to build or acquire generation (including from renewable sources and battery storage), transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) to meet the demand for electricity at acceptable prices and terms, including favorable tax treatment, cost caps imposed by regulators and other operational commitments to regulatory commissions and customers for generation projects, to recover all related costs and to earn a reasonable return; the disruption of AEP’s business operations due to impacts of economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers caused by natural disasters or other events; construction and development risks associated with the completion of the 2026-2030 capital investment plan, including shortages or delays in labor, materials, equipment or parts; prolonged or recurring U.S. federal government shutdowns could adversely affect AEP’s operations, regulatory approvals, and financial performance and could cause volatility in the capital markets which may interrupt our access to capital; new legislation, litigation or government regulation, including changes to tax laws and regulations, oversight of nuclear generation, evolving environmental standards, energy commodity trading and new or modified requirements related to emissions of sulfur, nitrogen, mercury, carbon, soot or PM and other substances that could impact the continued operation, cost recovery and/or profitability of generation plants and related assets; the impact of tax legislation or associated Department of Treasury guidance, including potential changes to existing tax incentives, on capital plans, results of operations, financial condition, cash flows or credit ratings; the risks before, during and after generation of electricity associated with the fuels used or the by-products and wastes of such fuels, including coal ash and SNF; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; the ability to efficiently manage and recover operation, maintenance and development project costs; prices and demand for power generated and sold in wholesale markets; changes in technology, including new, developing, alternative or distributed sources of generation and energy storage; the ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including development, adoption, and use of AI by us, our customers and our third party vendors and evolving expectations related to sustainability; customer affordability concerns may impact regulatory recovery outcomes and future rate design; changes in utility regulation and the allocation of costs within RTOs including ERCOT, PJM and SPP and the impacts of potential market changes in PJM; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in issuer ratings impacting the cost of debt; the impact of volatility in the capital markets on the value of the investments held by the pension, OPEB and nuclear decommissioning trust funds and a captive insurance entity and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; the ability to defend against cybersecurity threats; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, labor strikes impacting material supply chains, global information technology disruptions and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel, including senior management.

American Electric Power

Financial Results for the Fourth Quarter of 2025
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2025
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		270	160	148	78	(74)	582	$1.09

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(4)	—	—	8	—	4	—
Impairment of Software Development Costs	(d)	27	25	—	—	—	52	0.10
Total Adjustments		23	25	—	8	—	56	$0.10

Operating Earnings (Loss) (non-GAAP)		293	185	148	86	(74)	638	$1.19

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents an impairment of in-process internal use software development costs

Financial Results for the Fourth Quarter of 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		255	183	166	63	(3)	664	$1.25

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	1	—	—	(34)	—	(33)	(0.06)
Provision for Refund - Turk Plant	(d)	(10)	—	—	—	—	(10)	(0.02)
State Tax Law Changes	(e)	11	—	—	—	—	11	0.02
Severance and Pension Settlement Charges	(f)	19	8	—	1	—	28	0.05
Total Adjustments		21	8	—	(33)	—	(4)	$(0.01)

Operating Earnings (Loss) (non-GAAP)		276	191	166	30	(3)	660	$1.24

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents a provision for revenue refunds on certain capitalized costs associated with the Turk Plant
(e)Represents the impact of the remeasurement of ADIT as a result of enacted state tax legislation in Arkansas and Louisiana
(f)Represents employee severance charges and pension settlement expenses

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load

	Three Months Ended December 31
ENERGY & DELIVERY SUMMARY	2024	2025	Change

Vertically Integrated Utilities
Retail Electric (in millions of KWh):
Residential	6,834	7,226	5.7%
Commercial	5,884	6,747	14.7%
Industrial	8,450	8,323	(1.5)%
Miscellaneous	553	556	0.5%
Total Retail	21,721	22,852	5.2%

Wholesale Electric (in millions of KWh): (a)	3,636	3,588	(1.3)%

Total KWhs	25,357	26,440	4.3%

Transmission & Distribution Utilities
Retail Electric (in millions of KWh):
Residential	5,703	5,871	2.9%
Commercial	9,276	12,947	39.6%
Industrial	7,005	7,207	2.9%
Miscellaneous	169	175	3.6%
Total Retail (b)	22,153	26,200	18.3%

Wholesale Electric (in millions of KWh): (a)	667	567	(15.0)%

Total KWhs	22,820	26,767	17.3%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2025
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2025
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		1,605	816	1,161	287	(289)	3,580	$6.70

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	7	—	—	2	—	9	0.01
Sale of AEP OnSite Partners	(d)	—	—	—	14	(4)	10	0.02
Impact of Ohio Legislation	(e)	—	19	—	—	—	19	0.04
FERC NOLC Order	(f)	(126)	—	(354)	—	—	(480)	(0.90)
Impairment of Software Development Costs	(g)	27	25	—	—	—	52	0.10
Total Adjustments		(92)	44	(354)	16	(4)	(390)	(0.73)

Operating Earnings (Loss) (non-GAAP)		1,513	860	807	303	(293)	3,190	$5.97

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents an adjustment to the estimated loss on the sale of AEP OnSite Partners as a result of the contractual working capital true-up
(e)Represents the reduction in regulatory assets for OVEC-related purchased power costs as a result of approved legislation in Ohio in April 2025
(f)Represents the impact of the FERC NOLC Order for years 2021-2024
(g)Represents an impairment of in-process internal use software development costs

Financial Results for Year-to-Date 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		1,453	726	790	289	(291)	2,967	$5.60

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	19	—	—	(104)	—	(85)	(0.17)
Remeasurement of Excess ADIT Regulatory Liability	(d)	(45)	—	—	—	—	(45)	(0.08)
Impact of NOLC on Retail Ratemaking	(e)	(260)	—	—	—	—	(260)	(0.49)
Disallowance - Dolet Hills Power Station	(f)	11	—	—	—	—	11	0.02
Provision for Refund - Turk Plant	(g)	117	—	—	—	—	117	0.22
Sale of AEP OnSite Partners	(h)	—	—	—	11	—	11	0.02
Federal EPA Coal Combustion Residuals Rule	(i)	11	41	—	59	—	111	0.21
SEC Matter Loss Contingency	(j)	—	—	—	—	19	19	0.04
State Tax Law Changes	(k)	11	—	—	—	—	11	0.02
Severance and Pension Settlement Charges	(l)	76	35	8	1	1	121	0.23
Total Adjustments		(60)	76	8	(33)	20	11	$0.02

Operating Earnings (Loss) (non-GAAP)		1,393	802	798	256	(271)	2,978	$5.62

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents the impact of the remeasurement of Excess ADIT in Arkansas and Michigan as a result of the denial of SWEPCo's request regarding the Turk Plant by the APSC and the approved treatment of stand-alone NOLCs by the MPSC
(e)Represents the impact of receiving IRS PLRs related to NOLCs in retail ratemaking on I&M, PSO and SWEPCo. Amount includes a reduction in Excess ADIT and activity related to prior periods
(f)Represents the impact of a disallowance recorded at SWEPCo on the remaining net book value of the Dolet Hills Power Station as a result of an LPSC approved settlement agreement in April 2024
(g)Represents a provision for revenue refunds on certain capitalized costs associated with the Turk Plant
(h)Represents the loss on the sale of AEP OnSite Partners
(i)Represents the impact of the Federal EPA Revised Coal Combustion Residuals Rule
(j)Represents an estimated loss contingency related to a previously disclosed SEC investigation
(k)Represents the impact of the remeasurement of ADIT as a result of enacted state tax legislation in Arkansas and Louisiana
(l)Represents employee severance charges and pension settlement expenses

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load

	Twelve Months Ended December 31
ENERGY & DELIVERY SUMMARY	2024	2025	Change

Vertically Integrated Utilities
Retail Electric (in millions of KWh):
Residential	31,025	31,844	2.6%
Commercial	24,647	26,295	6.7%
Industrial	34,013	33,571	(1.3)%
Miscellaneous	2,271	2,257	(0.6)%
Total Retail	91,956	93,967	2.2%

Wholesale Electric (in millions of KWh): (a)	14,523	16,039	10.4%

Total KWhs	106,479	110,006	3.3%

Transmission & Distribution Utilities
Retail Electric (in millions of KWh):
Residential	26,782	27,437	2.4%
Commercial	36,147	46,187	27.8%
Industrial	27,368	28,020	2.4%
Miscellaneous	742	728	(1.9)%
Total Retail (b)	91,039	102,372	12.4%

Wholesale Electric (in millions of KWh): (a)	2,014	2,250	11.7%

Total KWhs	93,053	104,622	12.4%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers